CERTIFICATE OF FORMATION

OF

ADAMS STREET PRIVATE EQUITY NAVIGATOR FUND LLC

THIS CERTIFICATE OF FORMATION of Adams Street Private Equity Navigator Fund LLC (the “Company”), dated as of March 26, 2025, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is Adams Street Private Equity Navigator Fund LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company and 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Eric R. Mansell
Name: Eric R. Mansell
Authorized Person